                                                                    EXHIBIT 8.1



                         [LATHAM & WATKINS LETTERHEAD]


                                October 16, 1997




Chancellor Media Corporation of Los Angeles
433 East Las Collinas Boulevard
Irving, Texas  75039

        Re:     Registration Statement on Form S-4 (File No. 333-36451)

Dear Sir or Madam:

        You have requested our opinion concerning the material federal income tax consequences of the exchange of 8 3/4% Senior Subordinated Notes due 2007, Series B of Chancellor Media Corporation of Los Angeles (the "Company") which have been registered under the Securities Act of 1933, as amended, for outstanding 8 3/4% Senior Subordinated Notes due 2007, Series A of the Company, in connection with the Registration Statement on Form S-4 filed herewith (the "Registration Statement").

        The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, it is our opinion that the material federal income tax consequences are accurately set forth under the heading "Material Federal Income Tax Considerations" in the Registration Statement. No opinion is expressed as to any matter not discussed therein.

        This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

[LATHAM & WATKINS LETTERHEAD]


Chancellor Media Corporation of Los Angeles
October 16, 1997
Page 2





        This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the headings "Material Federal Income Tax Considerations" and "Legal Matter."



                                                Very truly yours,

                                                /s/ LATHAM & WATKINS